Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Clicker Inc. (the “Company”) on Form 10-Q for the period ending November 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Albert Aimers, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Clicker Inc. and will be retained by Clicker Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: January 19, 2011	By:	/s/ ALBERT AIMERS
Albert Aimers Chief Executive Officer and Chief Financial Officer